Summary:d

Lease Agreement, Septtember 1, 2009

Between “ArtProm” LLC and “LIK 5 Ballov” LLC

Address: Varashilova street 5/1, Ust-Kamnogorsk, Kazakhstan, 070002

Estimated Square Feet: 54

Annual Rent: 156 000 Kazakhstan tenge per year, which is about 1068 USD

Lease Expiration: 09/01/2010

Principal Activity: Office

Signed:

“LIK 5 Ballov” LLC, Ershov I.G.

“ArtProm” LLC, Litvinov V.A.